Exhibit 10.9

FORM OF STOCK OPTION AGREEMENT

POTBELLY CORPORATION

2004 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT – POTBELLY CORPORATION 2004 EQUITY INCENTIVE PLAN (this “Agreement”) is made in Chicago, Illinois by and between the employee whose name appears below (the “Employee”) and POTBELLY CORPORATION, a Delaware corporation (the “Company”).

Recitals

A. The Company has implemented the Potbelly Corporation 2004 Equity Incentive Plan which, together with any amendments thereto, is hereinafter referred to as the “Plan”.

B. The Company desires to grant to the Employee options (the “Options”) to purchase from the Company shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), pursuant to the Plan.

Agreements

NOW THEREFORE, in consideration of the prior recitals, the Company hereby grants to the Employee, and the Employee herby accepts, the Options immediately described below on the terms and conditions contained herein.

EMPLOYEE:

GRANT DATE:

EXPIRATION DATE:

NUMBER OF SHARES:

OPTION PRICE ($ PER SHARE):

The Options shall vest and, subject and pursuant to the provisions of the Plan and this Agreement (including the immediately following paragraph), shall be exercisable to the extent of [Insert Applicable Vesting Schedule].

THE OPTIONS, AND THE RIGHTS AND OBLIGATIONS OF THE EMPLOYEE AND THE COMPANY WITH RESPECT OT THE OPTIONS (INCLUDING WITHOUT LIMITATION PROVISIONS GOVERNING THE EMPLOYEE’S ABILITY TO EXERCISE THE OPTIONS), ARE SUBJECT OT THE PLAN AND THE TERMS AND CONDITIONS OF THIS AGREEMENT ATTACHED HERETO (THE “TERMS AND CONDITIONS”), BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

Except as otherwise expressly provided in the Terms and Conditions, the Options may not be exercised prior to the consummation of the Company’s initial public offering of Common Stock issued pursuant to a registration statement declared effective under the Securities Act of 1933 (“IPO”).

This grant of Options shall be null and void unless the Employee accepts this Agreement by executing it in the space provided below and returning an original executed copy to the Company on or before [Insert Date]. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

Initially capitalized terms used but not defined in this Agreement have the same meanings given them in the Plan.

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IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the dates set forth below.

POTBELLY CORPORATION	EMPLOYEE

By:
Signature

Date:	Social Security Number:

Date:

TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT

1. Exercise of Options.

1.1 The Options may be exercised (to the extent vested) by giving written notice to the Committee specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full using such method of payment as the Committee in its sole and absolute discretion deems appropriate.

1.2 Except as otherwise provided in Section 3 or Section 4, the Options may not be exercised prior to the consummation of the Company’s initial public offering of Common Stock issued pursuant to a registration statement declared effective under the Securities Act of 1933 (“IPO”).

2. Termination of Option. In no event may the Options be exercised after they terminate as set forth in this Section 2.

2.1 If, prior to the Company’s IPO, the Employee’s employment with the Company terminates for any reason whatsoever, then the Options shall immediately terminate.

2.2 If, after the consummation of the Company’s IPO:

(a)	The Employee’s employment with the Company terminates for any reason other than Cause, Disability or death, then, only to the extent it is vested at the time of such termination, the Options may thereafter be exercised by the Employee until and including the earlier to occur of (and to the extent it is not so exercised shall terminate upon): (i) the date that is 90 days after the effective date of the Employee’s termination of employment, and (ii) the Expiration Date;

(b)	The Employee’s employment with the Company terminates by reason of Disability or death, then, only to the extent it is vested at the time of such Disability or death, the Options may thereafter be exercised by the Employee or the Employee’s Legal Representative until and including the earlier to occur of (and to the extent it is not so exercised shall terminate upon): (i) the date that is one year after the effective date of the Employee’s termination of employment, and (ii) the Expiration Date;

(c)	The Employee dies during the period set forth in Section 2.2(a) above following termination of employment for a reason other than Cause, then, only to the extent it is exercisable at the time of Employee’s death, the Options may thereafter be exercised by the Employee’s Legal Representative until and including the earlier to occur of (and to the extent it is not so exercised shall terminate upon): (i) the date that is one year after the effective date of the Employee’s termination of employment, and (ii) the Expiration Date; and

(d)

The Employee’s employment is terminated by the Company for Cause, or the Employee breaches a covenant set forth in the Employee’s Confidentiality and Non-Compete Agreement with the Company or in any other agreement between the Employee and the Company (each being referred to as an “Employee Agreement”) at any time, then the Options shall terminate automatically upon such termination or breach.

2.3 Notwithstanding anything in this Agreement to the contrary, the Options shall terminate, to the extent not exercised or earlier terminated, on the Expiration Date.

3. Corporate Transaction. In the event of a Corporate Transaction (as defined in the Plan), the Board (as constituted immediately prior to such Corporate Transaction) may, in its sole and absolute discretion, take any one or more of the following actions with respect to the Options:

(a) provide that the Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (of an affiliate thereof); provided, however, that any such options substituted for incentive stock options shall meet the requirements of Section 422(a) of the Code;

(b) upon written notice to the Employee, provide that (i) all vested but unexercised Options will terminate immediately prior to the consummation of such Corporate Transaction unless exercised by the optionee within a specified period following the date of such notice and prior to the consummation of such Corporate Transaction, and (ii) all unvested Options will terminate upon consummation of such Corporate Transaction;

(c) in the event of a merger or consolidation under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger or consolidation (the “Merger Price”), make or provide for a cash payment to the Employee, in exchange for the termination of such options, equal to the difference between (i) the Merger Price times the number of shares of Common Stock subject to any vested Options whose exercise price is less than the Merger Price (“In the Money Options”), and (ii) the aggregate exercise price of all such In the Money Options; or

(d) provide that all or any outstanding Options shall vest in full immediately prior to such Corporate Transaction and shall terminate immediately following such Corporate Transaction.

4. Ability to Exercise prior to the Company’s IPO. After the date hereof the Board may determine, in its sole and absolute discretion, to permit the Employee to exercise vested Options prior to the consummation of the Company’s IPO (hereinafter referred to as a “Pre-IPO Exercise”). If the Board makes a determination in the future to permit a Pre-IPO Exercise, then (a) the terms governing such exercise, and (b) the shares of Common Stock acquired by the Employee upon any such exercise, shall be governed in accordance with the terms and provisions set forth on Schedule I hereto, which is deemed to be an integral part of this Agreement. The Employee hereby (x) acknowledges and agrees that the Board is under no obligation (legal or otherwise) to permit a Pre-IPO Exercise, and (y) covenants and agrees that any shares of Common Stock acquired pursuant to a Pre-IPO Exercise shall be subject to the terms and conditions set forth on Schedule I.

5. Initial Public Offering Lock-Up. The Employee hereby agrees that in the event of the Company’s IPO, the Employee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of, any shares of capital stock of the Company (or any rights to acquire capital stock of the Company) then held by such Employee (including without limitation any shares of Common Stock acquired via an exercise of the Options, irrespective of whether such exercise occurred before or after the consummation of such IPO) for such period of time as may be established by the managing underwriter therefor; provided, however, that such period of time shall not exceed 180 days after the consummation of such IPO.

SCHEDULE I

PRE-IPO SHARES

Any shares of Common Stock acquired pursuant to a Pre-IPO Exercise (hereinafter referred to in this Schedule I as “Pre-IPO Shares”) shall be governed in accordance with the terms and provisions of this Schedule I.

A.	Pre-IPO Share Repurchase Right.

1.	Repurchase Right. In the event that (a) the Employee’s employment terminates for any reason, or (b) the Employee breaches any of his or her covenants or agreements set forth in any Employee Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of the Pre-IPO Shares. The Company’s right to repurchase the Pre-IPO Shares (the “Share Repurchase Right”) shall be subject to the terms and subject to the conditions set forth in this Section A. The Share Repurchase Right shall terminate with respect to Pre-IPO Shares upon the consummation of the Company’s IPO.

2.	Exercise of Share Repurchase Right. The Company may exercise the Share Repurchase Right by written notice to the Employee within 90 days after the latest of (a) the Employee’s termination of employment, (b) notice to the Company that the Employee has breached a covenant or agreement set forth in an Employee Agreement, or (c) the date the Options are exercised; provided, that, if the Company reasonably believes that it may be subject to adverse accounting treatment if it exercises the Share Repurchase Right within 90 days after the date the Options are exercised, then the Company may extend the exercise of the Share Repurchase Right until 210 days after the Options are exercised. If the Company fails to give notice within such periods specified in the immediately preceding sentence, the Share Repurchase Right shall terminate unless the Company and the Employee or the Employee’s Legal Representative have extended the time for the exercise of the Share Repurchase Right. The Share Repurchase Right may be exercised with respect to any portion or all of the Pre-IPO Shares, as determined by the Company in its sole and absolute discretion.

3.	Payment and Return of Pre-IPO Shares. Within 30 days after the date of the mailing of the written notice of exercise of the Share Repurchase Right, the Employee shall deliver to the Company a certificate or certificates for the Pre-IPO Shares being purchased, duly endorsed or otherwise in proper form for transfer, and the Company shall pay to the Employee an amount equal to the sum of the number of Pre-IPO Shares purchased by the Company multiplied by:

(a)	in the case of an Employee (i) whose employment is terminated for Cause, (ii) who voluntarily terminates his or her employment, or (iii) who breaches a covenant or agreement in any Employee Agreement, the Exercise Price (as may be adjusted in accordance with the Plan); or

(b)	in the case of an Employee (i) whose employment terminates other than for a reason specified in paragraphs 3(a)(i) or (ii) above, and (ii) who has not breached a covenant or agreement in any Employee Agreement, the Fair Market Value of a share of Common Stock as of the date the Share Repurchase Right is exercised.

B.	Transfer Restrictions on Purchased Shares.

1.	No Employee shall transfer any Pre-IPO Shares except in compliance with this Section B.

2.	Except pursuant to (a) a Corporate Transaction, (b) the Share Repurchase Right set forth in Section A, or (c) a transfer described in Section B.3., no Employee shall sell or otherwise transfer (including a transfer by gift or operation of law) any Pre-IPO Shares without the prior written consent of the Committee (which consent may be granted or withheld in its sole and absolute discretion).

3.	The transfer of any or all of the Pre-IPO Shares to the Employee’s Family Group during the Employee’s lifetime or on the Employee’s death by will or intestacy shall be permitted under this Section B. For purposes of this Section B, “Family Group” means (a) Employee’s spouse, siblings and descendants (whether natural or adopted) and any of such descendants’ spouses; (b) any trust that at the time of such transfer and at all times thereafter is and remains solely for the benefit of the Employee and/or the persons described in clause (a) and/or the entities described in clause (c); and (c) any family limited partnership, limited liability company, Subchapter S corporation, or other tax flow-through entity, the partners, members or other equity owners of which at the time of such transfer and at all times thereafter consist solely of the Employee and/or the persons described in clause (a) and/or the trusts described in clause (b). In such case, the transferee or other recipient shall receive and hold the Pre-IPO Shares so transferred subject to the provisions of this Section B, and there shall be no further transfer of such Pre-IPO Shares except in accordance with the terms of this Section B.

4.	The restrictions on transfer described in this Section B shall terminate as to any Pre-IPO Shares upon consummation of the Company’s IPO (with subsequent transfers remaining subject to federal and state securities laws).

C.	Drag-Along Obligations.

1.

If the Board and the holders of a majority of the outstanding shares of the Company’s voting securities approve a Corporate Transaction, then the Employee covenants and agrees to vote for and raise no objections against such Corporate Transaction. If the Corporate Transaction is structured as a (a) merger or consolidation, each Employee covenants and agrees to waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (b) a sale of shares of Common Stock, each Employee covenants and agrees to sell all of his or her Common Stock on terms and conditions approved by the Board. In addition, each Employee covenants and agrees to take all necessary or desirable actions in connection with the consummation of the Corporate Transaction as requested by the Board.

2.	The obligations of the Employee described in Section C.1. with respect to a Corporate Transaction are subject to the satisfaction of the following conditions: (a) the consideration payable upon consummation of any such Corporate Transaction shall be allocated among the holders of Common Stock based upon their pro rata share of the Common Stock, and (b) upon the consummation of any such Corporate Transaction, all of the holders of Common Stock shall receive (or shall have the right to receive) the same form of consideration.

3.	If the Company enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Employee shall, at the request of the Board, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act of 1933) designated by the Board, the cost of which shall be borne by the Company.

D.	Irrevocable Proxy.

1.	The Employee hereby irrevocably appoints the Committee or any designee of the Committee, as the attorney-in-fact and proxy of the Employee (the “Irrevocable Proxy”), effective at such time as the Employee acquires Pre-IPO Shares pursuant to a Pre-IPO Exercise, with full power of substitution, to vote, and otherwise act, in such manner as such attorney-in-fact and proxy or its designee shall in its sole discretion deem proper, with respect to any Pre-IPO Shares that the Employee is entitled to vote at any stockholder meeting, or any adjournment or postponement thereof, or any consent-in lieu of any such meeting.

2.	This Irrevocable Proxy is coupled with an interest in the Pre-IPO Shares, and shall be irrevocable to the full extent permitted by law. This Irrevocable Proxy revokes any other proxy granted by the Employee at any time with respect to the Pre-IPO Shares, and the Employee hereby agrees not to give any subsequent proxy or power of attorney, or to execute any written consent to such effect, for so long as this Irrevocable Proxy remains in effect.

3.	This Irrevocable Proxy shall remain in full force and effect indefinitely and only terminate upon the earlier of the (a) the consummation of the Company’s IPO, or (b) the date on which the Employee no longer holds any Pre-IPO Shares.

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